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Exhibit 23.3

CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-3 of our report dated February 22, 2008 (except for footnote 3 for which the date is April 1, 2008), relating to the financial statements of Vantage Energy Services, Inc. (a corporation in the development stage) as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows for the period from inception (September 8, 2006) to December 31, 2007, which are incorporated by reference in this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in this Registration Statement.

UHY LLP

Houston, Texas
July 9, 2008

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  Exhibit 23.3
CONSENT OF UHY LLP INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM